Exhibit 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13(d)-1(k)

The undersigned acknowledge and agree that the foregoing Amendment No. 2 to statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D, as amended, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: February 14, 2023

/s/ Thurman J. Rodgers
THURMAN J. RODGERS

RODGERS MASSEY REVOCABLE LIVING TRUST DTD 4/4/11

By:	/s/ Thurman J. Rodgers
Name:	Thurman J. Rodgers
Title:	Trustee

RODGERS FAMILY FREEDOM AND FREE MARKETS CHARITABLE TRUST

By:	/s/ Thurman J. Rodgers
Name:	Thurman J. Rodgers
Title:	Trustee